UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CAI INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CAI International, Inc. issued the following press release on August 27, 2021:

CAI International, Inc. Declares Quarterly Dividend

SAN FRANCISCO--(BUSINESS WIRE)--Aug. 27, 2021-- CAI International, Inc. (NYSE: CAI) (“CAI” or the “Company”), one of the world’s leading transportation finance companies, announced today that CAI’s Board of Directors declared a cash dividend of $0.30 per common share payable on September 27, 2021 to shareholders of record as of September 10, 2021.

About CAI International, Inc.

CAI is one of the world’s leading transportation finance companies. As of June 30, 2021, CAI operated a worldwide fleet of approximately 1.9 million CEUs of containers. CAI operates through 13 offices located in 12 countries including the United States.

Additional Information and Where to Find It:

This communication relates to the proposed merger involving the Company. In connection with the proposed merger, the Company filed a definitive proxy statement on Schedule 14A, dated August 4, 2021 (the “Definitive Proxy Statement”), and other documents related to the proposed merger, including a form of proxy, with the U.S. Securities and Exchange Commission (the “SEC”) on August 4, 2021 and will file or furnish other relevant materials with the SEC. The Definitive Proxy Statement and a form of proxy were first mailed or otherwise furnished to the stockholders of the Company on August 4, 2021. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT, IF ANY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. This communication is not a substitute for the Definitive Proxy Statement or any other document that may be filed by the Company with the SEC. Investors and stockholders are able to obtain the documents free of charge at the SEC’s website, http://www.sec.gov, and the Company’s website, www.capps.com. In addition, the documents may be obtained free of charge by directing a request by mail or telephone to: CAI International, Inc., Steuart Tower, 1 Market Plaza, Suite 2400, San Francisco, California 94105, Attention: Secretary, (415) 788-0100.

Participants in the Solicitation

The Company, Mitsubishi HC Capital Inc. (“Parent”) and certain of their respective directors, executive officers, certain other members of management and employees of the Company and Parent and agents retained by the Company may be deemed to be participants in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information about directors and executive officers of the Company and their beneficial ownership of the Company’s common stock is set forth in the Definitive Proxy Statement, as filed with the SEC on August 4, 2021. Certain directors, executive officers, other members of management and employees of the Company may have direct or indirect interests in the proposed merger due to securities holdings, vesting of equity awards and rights to other payments. Additional information regarding the direct and indirect interests of these individuals and other persons who may be deemed to be participants in the solicitation was included in the Definitive Proxy Statement with respect to the proposed merger the Company filed with the SEC and furnished to the Company’s stockholders.

Contact:

CAI International, Inc.
David Morris
Vice President, Chief Accounting Officer
Tel: +1-415-788-8104